Exhibit 11

WSMP, INC. AND SUBSIDIARIES


                               Computation of Earnings (Loss) Per Common and Common Equivalent Share

                                                                   Twelve Weeks Ended            Thirty-six Weeks Ended
                                                                -------------------------      -------------------------
                                                                 November 7,  November 1,      November 7,   November 1,
                                                                    1997         1996             1997          1996
                                                                 -----------  -----------      -----------   -----------
  Computation of Earnings Per Common
    and Common Equivalent Share:
       Net earnings                                              $  616,853   $  178,405       $1,512,264    $  425,035
                                                                 ===========  ===========      ===========   ===========

  Weighted average shares computation:
    Actual outstanding shares at
      Beginning of period                                         2,919,088    2,760,338        2,919,088     2,760,338
    Add weighted average
      Shares applicable to:
         Common stock issued                                        323,461                       322,967
         Common stock options exercised                              69,744                        30,984
         Common stock options
           Outstanding                                              495,993      354,233          479,593       263,258
                                                                 -----------  -----------      -----------   -----------
    Weighted average shares as
       Adjusted                                                   3,808,286    3,114,571        3,752,632     3,023,596
                                                                 ===========  ===========      ===========   ===========

 Earnings per common and
   common equivalent share                                       $      .16   $      .06       $      .40    $      .14
                                                                 ===========  ===========     ============   ===========